Exhibit 10.3
Guaranty Agreement
     THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of October 15, 2010, is made by WEATHERFORD INTERNATIONAL LTD., a Swiss joint stock corporation (“WIL-Switzerland”), and Weatherford International, Inc., a Delaware corporation (“WII” and, together with WIL-Switzerland, the “Guarantors”, and each, individually, a “Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), each Lender, each Issuing Bank, each Swingline Lender and each other Person to which any Guaranteed Obligations are owed (collectively, the “Guaranteed Parties” and each, individually, a “Guaranteed Party”).
RECITALS:
     WHEREAS, Weatherford International Ltd., a Bermuda exempted company (“WIL”), Weatherford Liquidity Management Hungary Limited Liability Company, a Hungarian limited liability company (“HOC”), Weatherford Capital Management Services Limited Liability Company, a Hungarian limited liability company (together with WIL, HOC and any other Persons from time to time becoming Borrowers under the Credit Agreement, but excluding any Persons who from time to time cease to be Borrowers under the Credit Agreement, collectively, the “Borrowers”), WIL-Switzerland, the Lenders named therein, the Issuing Banks named therein, the Swingline Lenders named therein and the Administrative Agent have entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, pursuant to the Credit Agreement, the Lenders, the Issuing Banks and the Swingline Lender have agreed to extend credit to the Borrowers;
     WHEREAS, each of the Borrowers is a Wholly-Owned Subsidiary of WIL-Switzerland;
     WHEREAS, the proceeds of the extensions of credit to the Borrowers under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;
     WHEREAS, each Guarantor will derive substantial direct or indirect benefits from the making of Loans to the Borrowers and the issuance of Letters of Credit for the account of the Borrowers under the Credit Agreement; and
     WHEREAS, it is a condition precedent to the obligation of the Lenders, the Issuing Banks and the Swingline Lender to extend such credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty for the benefit of the Guaranteed Parties.
     NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions.
          (a) As used herein, the following terms shall have the following meanings:
     “Administrative Agent” has the meaning set forth in the introductory paragraph of this Guaranty.
     “Bankruptcy Code” means the Title 11 of the United States Code.
     “Borrowers” has the meaning set forth in the recitals of this Guaranty.
     “Covered Taxes” has the meaning given to such term in Section 17(a).
     “Credit Agreement” has the meaning set forth in the recitals of this Guaranty.
     “Fraudulent Transfer Laws” has the meaning given to such term in Section 2(d).
     “Guaranteed Obligations” has the meaning given to such term in Section 2(a).
     “Guaranteed Party” and “Guaranteed Parties” have the meanings set forth in the introductory paragraph of this Guaranty.
     “Guarantor” and “Guarantors” have the meanings set forth in the introductory paragraph of this Guaranty.
     “Guaranty” has the meaning set forth in the introductory paragraph of this Guaranty.
     “HOC” has the meaning set forth in the recitals of this Guaranty.
     “Specified Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person and any guarantee of the foregoing.
     “WII” has the meaning set forth in the introductory paragraph of this Guaranty.
     “WIL” has the meaning set forth in the recitals of this Guaranty.
     “WIL-Switzerland” has the meaning set forth in the introductory paragraph of this Guaranty.
          (b) Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.
          (c) All Schedules or Exhibits which may be attached to this Guaranty are a part hereof for all purposes.

          (d) Unless a clear contrary intention appears, the rules of interpretation set forth in Section 1.04 of the Credit Agreement shall apply to this Guaranty and are hereby incorporated herein.
     SECTION 2. Guaranty.
          (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to any Borrower or any Guarantor under any applicable bankruptcy or insolvency law (including the Bankruptcy Code)), fees, expenses, indemnities, reimbursement of LC Disbursements or otherwise (all such obligations being referred to herein as the “Guaranteed Obligations”). The Guarantors, jointly and severally, agree to pay any and all documented out-of-pocket expenses incurred by each Lender, the Administrative Agent and the Issuing Banks in enforcing this Guaranty against any Guarantor.
          (b) This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collection and is in no way conditioned upon any attempt to collect from any Borrower or any Guarantor or any other action, occurrence or circumstance whatsoever.
          (c) Each Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, including in respect of amounts owed to any Defaulting Lender; provided that if payment in respect of any Guaranteed Obligations shall be due in a currency other than Dollars and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligations in such currency shall be impossible, then, at the election of the applicable Guaranteed Party, each Guarantor shall make payment to such Guaranteed Party of the Dollar Equivalent of such Guaranteed Obligations owed to such Guaranteed Party and shall indemnify such Guaranteed Party against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.
          (d) Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any analogous provisions of any other law of any Governmental Authority) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect to (i) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws and (ii) the value of assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) after giving effect to any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor.

     SECTION 3. Guaranty Unconditional.
          (a) Each Guarantor agrees that, to the maximum extent permitted by applicable law, the Guaranteed Obligations and the Loan Documents to which any Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that such Guarantor shall remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any of the Guaranteed Obligations or such Loan Documents or any repayment and reborrowing of Loans under the Credit Agreement. The obligations of the Guarantors under this Guaranty are absolute and unconditional and, without limiting the generality of the foregoing, to the maximum extent permitted by applicable law, the obligations of each Guarantor under this Guaranty shall not be released, discharged, diminished, impaired, reduced or otherwise affected by the occurrence of any or all of the following:
     (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of the Credit Agreement or any other Loan Document or any other document or agreement executed in connection with the Guaranteed Obligations;
     (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by any Guaranteed Party to any Guarantor, any Borrower or any other Person liable on the Guaranteed Obligations;
     (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Guarantor, any Borrower or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution or winding up of any Guarantor or any Borrower, or any sale, lease or transfer of any or all of the assets of any Guarantor or any Borrower, or any changes in the shareholders of any Guarantor or any Borrower, or any reorganization of any Guarantor or any Borrower;
     (iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or of the Credit Agreement or any other Loan Document or any other document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (B) the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (D) the Guaranteed Obligations, or any part thereof, violate applicable usury laws, (E) any Guarantor or any Borrower has valid defenses, claims, and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from any Guarantor or any Borrower, (F) the performance or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing any part of the Guaranteed Obligations or executed in connection with any of the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) the Credit Agreement, any other Loan Document, or any other document or instrument pertaining to any of the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;
     (v) any full or partial release of the liability of any Guarantor or any Borrower on the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged, and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and that such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person (including, for the avoidance of doubt, any other Guarantor) shall be liable to perform the Guaranteed Obligations or that any Guaranteed Party shall look to any other Person to perform the Guaranteed Obligations;
     (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;
     (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;
     (viii) the failure of any Guaranteed Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
     (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any collateral for the Guaranteed Obligations;
     (x) any payment by any Borrower or any Guarantor to any Guaranteed Party being held to constitute a preference under bankruptcy or insolvency laws, or for any other reason any Guaranteed Party being required to refund such payment or pay over any amount to any Borrower, any Guarantor or any other Person; or
     (xi) any other action taken or omitted to be taken with respect to the Credit Agreement, this Guaranty, any other Loan Document, the Guaranteed Obligations, or any collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor shall be required to pay the Guaranteed Obligations pursuant to the terms hereof;
it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence,

circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations after the termination of all of the Commitments.
          (b) Each Guarantor further agrees that, to the fullest extent permitted by law, as between such Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, (i) the maturity of the Obligations may be accelerated as provided in the Credit Agreement for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing the acceleration of the Obligations as against any Borrower, and (ii) in the event of any acceleration (whether by declaration or automatic) of the Obligations as provided in the Credit Agreement, the Obligations shall forthwith become due and payable by such Guarantor for the purpose of this Guaranty.
     SECTION 4. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security are applied (or intended to be applied) to the payment of, all or any part of the Guaranteed Obligations, any Guaranteed Party is for any reason compelled to surrender or voluntarily surrenders such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Guaranteed Party or any of its properties or (ii) any settlement or compromise of any such claim effected by such Guaranteed Party with any such claimant (including any Borrower or any other Guarantor), then the Guaranteed Obligations or any part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and each Guarantor shall be jointly and severally liable to pay the Guaranteed Parties, and hereby does indemnify the Guaranteed Parties and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys’ fees, court costs and documented out-of-pocket expenses attributable thereto) incurred by the Guaranteed Parties in the defense of any claim made against any of them that any payment or proceeds received by any of the Guaranteed Parties in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty and any satisfaction and discharge of any Borrower or any Guarantor by virtue of any payment, court order or any law.
     SECTION 5. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that any of the Guaranteed Parties institute suit, collection proceedings or take any other action to collect any of the Guaranteed Obligations, including any requirement that any Guaranteed Party exhaust any right or take any action against any Borrower, any other Guarantor or any other Person or any collateral (it being the intention of the Guaranteed Parties and the Guarantors that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for any Guaranteed Party, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against such Guarantor, any other Guarantor, any Borrower or any other Person, including others liable to pay the Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives, to the maximum extent permitted by applicable law, each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure and Section 17.001, Section 43.002 and Section 43.003 of the Texas Civil Practice and Remedies Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by any Guaranteed Party of any indebtedness or liability to which such Guaranteed Party applies or may apply any amounts received by it, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.
     SECTION 6. Agreement to Defer Exercise of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application by any Guaranteed Party of any security or of any credits or claims, such Guarantor will not assert or exercise any rights of any Guaranteed Party or of itself against any other Guarantor or any Borrower to recover the amount of any payment made hereunder by such Guarantor to any Guaranteed Party by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right to exercise any right of recourse to or any claim against assets or property of any Borrower or of any other Guarantor for such amounts, in each case unless and until the Obligations have been fully and finally satisfied. If any amount shall be paid to any Guarantor by any Borrower or any other Guarantor after payment in full of the Guaranteed Obligations, and the Obligations shall thereafter be reinstated in whole or in part and any Guaranteed Party is forced to repay any sums received by it in payment of the Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of any Borrower or any Guarantor by virtue of any payment, court order or any law.
     SECTION 7. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations have been paid in full (after the termination of the Commitments). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.
     SECTION 8. Termination of Obligations of WII. Notwithstanding anything contained herein to the contrary, if at any time WII has no outstanding Specified Debt, exclusive of (a) its obligations under this Guaranty, (b) any guarantee that, by its terms, will be automatically released and discharged simultaneously with the release and discharge of WII’s obligations under this Guaranty and (iii) Specified Debt owed to WIL or any of WIL’s other Subsidiaries, WII will be released and discharged from its obligations under this Guaranty; provided that WII’s obligations under this Guaranty will be automatically reinstated if WII incurs or guarantees any Specified Debt other than Specified Debt owed to WIL or any of WIL’s other Subsidiaries. The Administrative Agent shall notify the Lenders of any release and discharge of WII’s obligations under this Guaranty or any automatic reinstatement of such obligations pursuant to this Section. In the event that WII is released and discharged from its obligations under this Guaranty, upon receipt of written request therefor from the Borrowers, the Administrative Agent will execute and deliver all documents as may reasonably be requested to evidence such release and discharge; provided that WIL-Switzerland shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent, in connection with the preparation, review, execution and delivery of any such documents.
     SECTION 9. Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 10. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any party hereto therefrom shall in any event be effective unless the same shall be in writing executed by the Guarantors and the Administrative Agent.
     SECTION 11. Notices. All notices and other communications to any party hereto provided for hereunder shall be given in the manner and at the applicable address specified therefor in the Credit Agreement.
     SECTION 12. No Waiver; Remedies. No failure or delay by any Guaranteed Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Guaranteed Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be permitted by Section 10 hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
     SECTION 13. Right of Set Off. Upon the occurrence and during the continuance of any Event of Default, each Guaranteed Party is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by any Guarantor for the benefit of Persons which are not Affiliates of such Guarantor), whether or not such setoff results in any loss of interest or other penalty, and including all certificates of deposit, at any time held and other obligations at any time owing by such Guaranteed Party to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations irrespective of whether or not such Guaranteed Party shall have made any demand under the Credit Agreement, this Guaranty, the Notes or any other Loan Document. The rights of the Guaranteed Parties under this Section are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent, the Issuing Banks or the Lenders may have. This Section is subject to (i) the terms and provisions of Section 4.01(a) of the Credit Agreement and (ii) with respect to the exercise by any Defaulting Lender of any set-off right pursuant hereto, the terms and provisions of Section 9.02 of the Credit Agreement.
     SECTION 14. Successors and Assigns. The provisions of this Guaranty shall (a) be binding upon the parties hereto and their respective successors and assigns permitted by the Credit Agreement and (b) inure to the benefit of and be enforceable by the Guarantors and the Administrative Agent, for the benefit of itself, the Lenders, the Issuing Banks, the Swingline Lenders and the other Guaranteed Parties; provided that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (other than Defaulting Lenders) (and any attempted assignment of transfer by such Guarantor without such consent shall be null and void).
     SECTION 15. Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the law of the State of New York.
     SECTION 16. Submission to Jurisdiction; Consent to Service Of Process; Waiver of Jury Trial.
          (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any Guaranteed Party may otherwise have to bring any suit, action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.
          (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Guaranty or any other Loan Document will affect the right of any Guaranteed Party to serve process in any other manner permitted by law. Notwithstanding any other provision of this Guaranty, WIL-Switzerland hereby irrevocably designates CT Corporation System, 111 8th Avenue, New York, New York 10011, as the designee, appointee and agent of WIL-Switzerland to receive, for and on its behalf, service of process in the State of New York in any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document.
          (d) Each Guarantor agrees that any suit, action or proceeding brought by any Guarantor or any of their respective Subsidiaries relating to this Guaranty or any other Loan Document against any Guaranteed Party or any Affiliate of a Guaranteed Party shall be brought exclusively in the United States District Court for the Southern District of New York (or the state courts sitting in the Borough of Manhattan in the event the Southern District of New York lacks subject matter jurisdiction), and any appellate court from any thereof, unless no such court shall accept jurisdiction.
          (e) To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.
          (f) EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
     SECTION 17. Payments by WIL-Switzerland.
          (a) Any and all payments by or on account of any obligation of WIL-Switzerland hereunder shall be understood to be minimum payment obligations. When entering into this Guaranty, WIL-Switzerland has assumed that any and all payments by or on account of any obligation of WIL-Switzerland hereunder will not be subject to any deduction for Indemnified Taxes or Other Taxes (collectively, the “Covered Taxes”). WIL-Switzerland agrees that if it shall be required to deduct any Covered Taxes from any such payment to any Guaranteed Party, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) WIL-Switzerland shall make such deductions and (iii) WIL-Switzerland shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If requested by the Administrative Agent, WIL-Switzerland shall provide to the Administrative Agent those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax, for each relevant Guaranteed Party to prepare a claim for refund of Swiss withholding tax. WIL-Switzerland shall indemnify each Guaranteed Party, within 20 days after written demand therefor, for the full amount of any Covered Taxes directly assessed against and paid by such Guaranteed Party on or with respect to any payment by or on account of the Guaranteed Obligations (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to WIL-Switzerland by any Guaranteed Party, or by the Administrative Agent on behalf of any Guaranteed Party, shall be presumed correct absent manifest error.
          (b) To the extent that Covered Taxes are not deducted and paid as described in Section 17(a), WIL-Switzerland will remit to the appropriate Governmental Authority, prior to delinquency (assuming WIL-Switzerland has received notification of a claim for Covered Taxes within 10 Business Days prior to the date the delinquency commences), all Covered Taxes payable in respect of any payment by or on account of any obligations of WIL-Switzerland hereunder. Within 30 days after the date of any payment of Covered Taxes, WIL-Switzerland will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment of such Covered Taxes or such other evidence thereof as may be reasonably satisfactory to the Administrative Agent. At the reasonable request of WIL-Switzerland, the Administrative Agent will request that the Guaranteed Parties provide any reasonable tax forms, certifications or other documents that would result in a reduction in the amount of Covered Taxes hereunder; provided, however, the obligation of WIL-Switzerland to make payments for Covered Taxes hereunder shall not be conditioned upon any Guaranteed Party providing any such tax forms, certifications or other documents.
          (c) Notwithstanding anything in this Guaranty or any other Loan Document, a Guaranteed Party shall not be entitled to indemnification for Covered Taxes, penalties, interests and reasonable expenses from WIL-Switzerland to the extent it has recovered such Covered Taxes, penalties, interests and reasonable expenses from WII (or any Borrower); provided, however, nothing in this Section 17(c) shall prohibit a Guaranteed Party from receiving indemnification for a portion of Covered Taxes, penalties, interest and reasonable expenses from WIL-Switzerland and WII (or any Borrower) so long as a Guaranteed Party does not receive in the aggregate indemnification payments that exceed the amount of Covered Taxes, penalties, interest and reasonable expenses to which the Guaranteed Party incurred and for which indemnification is available under this Guaranty or any other Loan Document.
          (d) If the Administrative Agent or a Guaranteed Party determines, in its sole discretion, that it has received a refund of any Covered Taxes paid by WIL-Switzerland, it shall pay over such refund to WIL-Switzerland (but only to the extent of indemnity payments made, or additional amounts paid, by WIL-Switzerland with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Guaranteed Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that WIL-Switzerland, upon the request of the Administrative Agent or such Guaranteed Party, agrees to repay promptly the amount paid over to WIL-Switzerland (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such amount) to the Administrative Agent or such Guaranteed Party in the event the Administrative Agent or such Guaranteed Party is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Guaranteed Party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to WIL-Switzerland or any other Person.
     SECTION 18. Payments by WII.
          (a) Any and all payments by or on account of any obligation of WII hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if WII shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Guaranteed Parties receive an amount equal to the sum they would have received had no such deductions been made, (ii) WII shall make such deductions and (iii) WII shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. WII shall indemnify each Guaranteed Party, within 20 days after written demand therefor, for the full amount of any Covered Taxes directly assessed against and paid by such Guaranteed Party on or with respect to any payment by or on account of any obligation of WII hereunder (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. At the reasonable request of WII, the Administrative Agent will request the Guaranteed Parties to provide any reasonable tax forms, certifications or other documents that would result in a reduction in the amount of Covered Taxes hereunder; provided, however, the obligation of WII to make payments for Covered Taxes hereunder shall not be conditioned upon any Guaranteed Party providing any such tax forms, certifications or other documents.
          (b) Notwithstanding anything in this Guaranty or any other Loan Document, a Guaranteed Party shall not be entitled to indemnification for Covered Taxes, penalties, interests and reasonable expenses from WII to the extent it has recovered such Covered Taxes, penalties, interests and reasonable expenses from WIL-Switzerland (or any Borrower); provided, however, nothing in this Section 18(b) shall prohibit a Guaranteed Party from receiving indemnification for a portion of Covered Taxes, penalties, interest and reasonable expenses from WII and WIL-Switzerland (or any Borrower) so long as a Guaranteed Party does not receive in the aggregate indemnification payments that exceed the amount of Covered Taxes, penalties, interest and reasonable expenses to which the Guaranteed Party incurred and for which indemnification is available under this Guaranty or any other Loan Document.
          (c) If the Administrative Agent or a Guaranteed Party determines, in its sole discretion, that it has received a refund of any Covered Taxes paid by WII, it shall pay over such refund to WII (but only to the extent of indemnity payments made, or additional amounts paid, by WII with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Guaranteed Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that WII, upon the request of the Administrative Agent or such Guaranteed Party, agrees to repay promptly the amount paid over to WII (plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect to such amount) to the Administrative Agent or such Guaranteed Party in the event the Administrative Agent or such Guaranteed Party is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Guaranteed Party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to WII or any other Person.
     SECTION 19. Judgment Currency. The obligation of each Guarantor to make payments on any Guaranteed Obligation to any Guaranteed Party hereunder in any currency (the “first currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the “second currency”) except to the extent to which such tender or recovery shall result in the effective receipt by such Guaranteed Party of the full amount of the first currency payable, and accordingly the primary obligation of such Guarantor shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the full currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.
     SECTION 20. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default specified in Section 9.01(g) or 9.01(h) of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Guarantor, and regardless of whether payment of the Guaranteed Obligations by the Borrowers has then been accelerated.
     SECTION 21. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Guaranteed Party will have any duty to advise such Guarantor of information known to any of them regarding such circumstances or risks.
     SECTION 22. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors herein shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of this Guaranty and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any party or on its behalf and notwithstanding that any Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as any amount payable under this Guaranty is outstanding and unpaid.
     SECTION 23. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile transmission or electronic transmission (in .pdf form) shall be effective as delivery of a manually executed counterpart of this Guaranty.

     IN WITNESS WHEREOF, WIL-Switzerland, WII and the Administrative Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

WEATHERFORD INTERNATIONAL LTD., a Swiss joint stock corporation
By:	/s/ Andrew P. Becnel
	Name:	Andrew P. Becnel
	Title:	Senior Vice President and Chief Financial Officer

WEATHERFORD INTERNATIONAL, INC., a Delaware corporation
By:	/s/ Andrew P. Becnel
	Name:	Andrew P. Becnel
	Title:	Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Helen A. Carr
	Name:	Helen A. Carr
	Title:	Managing Director